VAN KAMPEN SENIOR LOAN FUND

Item 77Q1:  Exhibits

Form of Agreement and Plan of Reorganization, filed as Appendix A to the Proxy Statement/Prospectus, included in the Van Kampen Prime Rate Income Trust Registration
Statement on Form N-14, filed on April 10, 2003.